PRICING SUPPLEMENT NO. 23                                   Rule 424(b)(3)
DATED: February 25, 1998                                File No. 333-43565
(To Prospectus dated Janaury 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $10,000,000   Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 2/27/98    Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 2/25/1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                              Optional            Optional
                          Redemption          Repayment           Repayment
Redeemable On             Price(s)            Date(s)             Price(s)
-------------             ----------          ---------           ---------

N/A                       N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  5.69%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate:

[_]         Commercial Paper Rate          Minimum Interest Rate:

[_]         Federal Funds Rate             Interest Reset Date(s):

[_]         Treasury Rate                  Interest Reset Period:

[_]         LIBOR Reuters                  Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                     Interest Payment Period:

Index Maturity:

Spread (plus or minus):
-----------------------------

*  On August 25, 1998 and at maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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